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                                                                  Exhibit (g)(4)

                                     649-1-0

                                 ADDENDUM TO THE

               AUTOMATIC REINSURANCE AGREEMENT DATED April 1, 1990

                                     between

               IDS LIFE INSURANCE COMPANY, Minneapolis, Minnesota

                                       and

     [name of reinsurance company], [city and state of reinsurance company]

                     This Addendum is Effective May 1, 1991

I.    ADDITION OF VUL-350 PLAN

      Effective May 1, 1991, reinsurance required by IDS LIFE INSURANCE COMPANY on the policy plan listed below will be assumed by [name of reinsurance company] under the terms of this Agreement:

                                     VUL-350

      Exhibit B of this Agreement is hereby replaced by the attached Exhibit B which now includes VUL-350 in the list of plans covered.

      Premiums payable for this coverage are as described in Exhibit C of this Agreement.

II. All provisions of the Automatic Reinsurance Agreement not specifically modified herein remain unchanged.

IN WITNESS WHEREOF, both parties have executed this Addendum in duplicate as follows:

                                   IDS LIFE INSURANCE COMPANY

By: [ILLEGIBLE]                    By:  [ILLEGIBLE]
   -----------------------------      ---------------------------------------
Title: VP - FINANCE                Title: VP - INSURANCE PRODUCT DEVELOPMENT
Date: 6/10/91

                                   [name of reinsurance company]

By: [signature]                    By: [signature]
Title: [title]                     Title: [title]
Date: April 30, 1991
      --------------------------      --------------------------------------

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                                    EXHIBIT B

                             POLICY PLANS REINSURED

Effective Date

April 1, 1990

       Universal Life

             Base plans: UL25, UL100, UL500, VUL, EUL25, and EUL100
             Riders: Other Insured Riders (OIR) and Waiver of Monthly Deductions (WMD)

             UL100 and UL500 policies written with a Survivor Insurance Rider (SIR) attached are excluded from the Automatic Risk Pool

       Fixed Premium, Fixed Benefit Whole Life

             Base plan: Whole Life
             Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

       Level Benefit Term Insurance

             Base plans: YRT, YRT-7 and 10 Year Renewable Term
             Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

       Decreasing Benefit Term Insurance

             Base plans: ART and Mortgage Term
             Riders: Annual Reducing Term (ART) and Waiver of Premium (WP)

May 1, 1991

       VUL-350

(Rev. 5-91)